Exhibit 99.1

Press Release

Clean Harbors Provides Update on Q4 2004 at CJS Securities Conference

Company Expects to Exceed Q4 2004 Revenue and EBITDA Guidance;
Provides Updated Ranges

Braintree, MA – January 13, 2005 – Clean Harbors, Inc. (“Clean Harbors”) (NASDAQ: CLHB), the leading provider of environmental and hazardous waste management services throughout North America, today announced that, based on preliminary data, the Company expects to exceed its financial guidance for the fourth quarter ended December 31, 2004.  This update is being provided in conjunction with management’s presentation later today at CJS Securities’ Fifth Annual “New Ideas for the New Year” Conference, which is being held in New York City.

On November 4, 2004, the Company stated in its third-quarter 2004 news release that it expected to grow revenue by 8 to 10 percent year over year and generate fourth-quarter EBITDA of $17.5 million to $21.0 million.  Based on preliminary financial data, Clean Harbors now expects to grow revenue by approximately 19 percent year over year and generate fourth-quarter EBITDA of $22.0 million to $24.5 million.

“Fourth-quarter revenue has exceeded our expectations as a result of favorable weather conditions, successful sales initiatives, and better-than-anticipated revenue associated with emergency response projects,” said Alan S. McKim, chairman and chief executive officer. “These successes, coupled with our productivity gains and cost reduction programs, enabled Clean Harbors to end the year on a strong note.”

The Company expects to announce its fourth-quarter and year-end 2004 results in mid-March.

Non-GAAP Information

Clean Harbors reports EBITDA results, which are non-GAAP, as a complement to results provided in accordance with accounting principles generally accepted in the United States (GAAP) and believes that such information provides an additional measurement of the Company’s performance.

About Clean Harbors, Inc.

Clean Harbors, Inc. is North America’s leading provider of environmental and hazardous waste management services.  With an unmatched infrastructure of 48 waste management facilities, including nine landfills, five incineration locations and seven wastewater treatment centers, the Company provides essential services to more than 30,000 customers, including more than 175 Fortune 500 companies, thousands of smaller private entities and numerous federal, state and local governmental agencies.  Headquartered in Braintree, Massachusetts, Clean Harbors has more than 100 locations strategically positioned throughout North America in 36 U.S. states, six Canadian provinces, Mexico and Puerto Rico.  For more information, visit www.cleanharbors.com.

1501 Washington Street • PO Box 859048 • Braintree, Massachusetts 02185-9048 • 800.282.0058 • www.cleanharbors.com

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties.  These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “estimates,” “projects,” or similar expressions.  These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in these forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof.  The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements.  A variety of factors beyond the control of the Company affect the Company’s performance, including, but not limited to:

•                  The effects of general economic conditions in the United States, Canada and other territories and countries where the Company does business;

•                  The effect of economic forces and competition in specific marketplaces where the Company competes;

•                  The possible impact of new regulations or laws pertaining to all activities of the Company’s operations;

•                  Uncertainty whether the Company will be able to assert that the internal controls over financial reporting as of December 31, 2004 are effective under Section 404 of the Sarbanes-Oxley Act of 2002;

•                  The outcome of litigation or threatened litigation or regulatory actions;

•                  The effect of commodity pricing on overall revenues and profitability;

•                  Possible fluctuations in quarterly or annual results or adverse impacts on the Company’s results caused by the adoption of new accounting standards or interpretations or regulatory rules and regulations;

•                  The effect of weather conditions or other aspects of the forces of nature on field or facility operations;

•                  The effects of industry trends in the environmental services and waste handling marketplace;

•                  The effects of conditions in the financial services industry on the availability of capital and financing;

•                  The Company’s ability to manage the significant environmental liabilities which it assumed in connection with the CSD acquisition;

•                  The availability and costs of liability insurance and financial assurance required by governmental entities relating to our facilities.

Any of the above factors and numerous others not listed nor foreseen may adversely impact the Company’s financial performance.  Additional information on the potential factors that could affect the Company’s actual results of operations is included in its filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K, in its entirety and specifically Factors That May Affect Future Results under Item 7, for the fiscal year ended December 31, 2003, and its subsequent reports on Form 10-Q, which are filed with the SEC.

Contacts:

Mark Burgess	Jason Fredette
Executive Vice President of Administration	Associate Vice President
and Chief Financial Officer	Sharon Merrill Associates
Clean Harbors, Inc.	(617) 542-5300
781-849-1800	jfredette@investorrelations.com
InvestorRelations@cleanharbors.com